                                                                    EXHIBIT 10.7

                          TriNet Employer Group, Inc.
                         SERVICE AGREEMENT - Exhibit A

1.        PARTIES TO THE AGREEMENT.
----------------------------------

Name of Organization                            SupplierMarket.com                       TriNet Employer Group, Inc.
Address of principal place of business          1601 Trapelo Rd. 2/nd/ Floor             101 Callan Avenue 3/rd/ Floor
                                                Waltham, MA 02451                        San Leandro, CA 94977
Type of organization and state of domicile      Business to Business Internet, MA        A California corporation

2.             CONSIDERATION.
----------------------------

A.             FEES TO BEGIN SERVICE

----------------------------------------------------------------------------------------------------------------------
   1    PERFORMANCE ASSURANCE AGREEMENT.                                                                 Equal to One
        Your cash security deposit is required to begin service.                                         Pay Period
        Amount will be automatically  adjusted as your typical invoice changes.  Please refer to the Subscriber Service Addendum.

                                                            Please write one check for this amount.
----------------------------------------------------------------------------------------------------------------------
   2    SUBSCRIBER SET UP FEE, a one time charge to begin service.

                                                            Please write one check for this amount.      $1000
----------------------------------------------------------------------------------------------------------------------

ESTIMATED INVOICE is itemized on Exhibit B. The actual invoice will be collected through Electronic Funds Transfer at the time of the first payroll. The amount of your first payroll may differ from this estimate based on EMPLOYEE enrollment decisions and confirmation of workers compensation classification and rates by the insurer.

PAYMENT RECEIVED FOR Start-up Fee        $ 1,000  DATE  7/1/99  BY_____________
                     ---------------------------        ------
PAYMENT RECEIVED FOR  Payroll Deposit    $27,500  DATE  7/1/99  BY_____________
                     ---------------------------        ------



B.        FEES FOR CONTINUING SERVICES
--------------------------------------

---------------------------------------------------------------------------------------------------------------------
     1      ADMINISTRATIVE FEE
            is applied to gross wages each pay period in the amount of
                                                                                               ----------------------
                                                                                               $25 per check
---------------------------------------------------------------------------------------------------------------------
     2      ENROLLMENT FEE for each new or replacement hire                                    $50 waived
                                                                                               for first 20 EMPLOYEES
---------------------------------------------------------------------------------------------------------------------

Explanation of Invoice Charges: Gross wages for your estimated invoice were based on the information you provided for your census of 6 EMPLOYEES paid on a Semi-Monthly basis. Gross wages for actual invoices will be calculated based on your reports to our payroll department. Payroll Contributions include a risk management fee of 0.7%, social security taxes at 7.65%, federal unemployment tax at 0.8%, and state unemployment tax at 3.40%. Workers compensation charges are based on estimated rates and proposed classifications for each position and are subject to confirmation and audit by the insurer. Benefits contributions for your estimated invoice were based on the assumptions made on Exhibit B. Your benefits contributions for actual invoices may vary based on EMPLOYEE enrollment decisions. Please refer to Financial Disclosures for additional information.

3.        ATTACHMENTS MADE  PART OF THIS AGREEMENT.
          ----------------------------------------

Those attachments indicated with an (X) are made part of this AGREEMENT and incorporated  herein by reference.
(X)       Exhibit B (Sample Invoice)              (X)        Electronic Funds Transfer Agreement
(X)       General Service Agreement               (X)        Performance Assurance Agreement
(X)       Subscriber Service Addendum             (X)        TriNet Guarantee
(X)       Financial Disclosures                   (X)        Subscriber Guidebook**
(X)       Schedule of Due Dates and Special Fees  (X)        EMPLOYEE  Handbook**
                                                  ( )        Strategic Recruitment Addendum

**Subscriber Guidebook and EMPLOYEE Handbook are withheld from distribution until new subscriber orientation to leave time for customization of your company policy selections.

EFFECTIVE  DATE AND SIGNATURES.
------------------------------

Our signatures below acknowledge that we have executed this AGREEMENT, including the receipt of all attachments (excepting where noted by **above) and exhibits made part of this AGREEMENT. The commencement date of this agreement is __________________. Upon receipt of completed enrollments, TriNet will extend health insurance benefits to eligible EMPLOYEES listed on the Exhibit B, effective the EMPLOYEE 's TriNet HIRE DATE or the 1/st/ day of the month following this commencement date as indicated on the Company Policy Selections Sheet.

For Client                                      For TriNet Employer Group, Inc.
Signature:        /s/ Jon Burgstone             Signature:
Name:             Jon Burgstone                 Name:
Title:            CEO                           Title:
Date signed:      July 1, 1999                  Date signed:

                          TriNet Employer Group, Inc.
                           GENERAL SERVICE AGREEMENT

                             1. GENERAL AGREEMENT

THIS AGREEMENT is made between TriNet Employer Group, Inc. ("TRINET") and the Client named on Exhibit A ("CLIENT"). In consideration of fees indicated on Exhibit A, TRINET agrees to provide to the CLIENT the outsourced human resources services indicated on Exhibit A. TRINET and the CLIENT may agree to add other services to this AGREEMENT, or to change the services provided by this AGREEMENT. Such changes must be made in writing and signed by both TRINET and CLIENT. Services proposed or discussed by either TRINET or CLIENT but not made a part of this written AGREEMENT are not material to the performance of this AGREEMENT. This AGREEMENT is subject to the additional terms and conditions noted in each applicable ADDENDUM related to the services being provided and to the following general terms and conditions. This AGREEMENT when signed by both parties on Exhibit A is effective on the date shown on Exhibit A and incorporates all attachments, addenda, schedules, and exhibits marked on Exhibit A.

                            II. GENERAL WARRANTIES

A. TRINET warrants that it is free to enter into this AGREEMENT and able to perform its obligations under this AGREEMENT, and that:

     1. Any and all representations made by TRINET to the CLIENT when entering into this AGREEMENT or in the course of providing the services described under this AGREEMENT are true and correct.

     2. TRINET maintains in full force and effect such insurance as required by law or the terms of this AGREEMENT and deemed adequate by the Company to fulfill all obligations under this AGREEMENT.

B. CLIENT warrants that it is free to enter into this AGREEMENT and able to perform its obligations under this AGREEMENT, and that:

     1. Any and all representations made by the CLIENT when entering into this AGREEMENT or in the course of this AGREEMENT are true and correct.

     2. CLIENT maintains in full force and effect such insurance as required by law or the terms of this AGREEMENT and deemed adequate by the CLIENT to fulfill all obligations under this AGREEMENT.

                           III. FEES AND PAYMENTS.

A. CLIENT agrees to pay TRINET the fees specified on Exhibit A to enter into this AGREEMENT.

B. CLIENT accepts and agrees to pay the fees for continuing services, special fees, and service charges specified on Exhibit A and the applicable Schedule of Dates and Special Fees. CLIENT acknowledges that TRINET has provided sufficient information to explain the fees and charges which will be invoiced, agrees to pay all invoices through electronic funds transfer. Client acknowledges responsibility to sign the Electronic Funds Transfer Agreement attached to this AGREEMENT as a condition precedent to entering this AGREEMENT.

C. LATE PAYMENT. A late payment charge of two (2) percent plus any additional costs incurred by TRINET will be applied if insufficient funds are available in CLIENT's designated account on the date of the electronic funds transfer. The minimum late payment charge is $100, Unpaid balances are also be subject to a periodic charge of one and one half (I and 1/2) percent per calendar month until paid. TRINET reserves the right to suspend CLIENT's services until full payment has been made of any amount past due.

D. TRINET will provide thirty days' prior written notice of any increase to the fees for continuing services specified in Exhibit A, or any applicable Schedule of Due Dates and Special Fees.

                              IV. TRADE SECRETS.

The parties acknowledge that in the performance of duties and obligations hereunder TRINET will have access to certain financial and other proprietary information of the CLIENT. The parties further acknowledge that this information is the property of the CLIENT. Such information shall be considered trade secrets and shall not be used or disclosed by TRINET for any purpose other than to perform services covered by this AGREEMENT.

                     V. GENERAL INDEMNIFICATION AGREEMENTS

A. TRINET agrees to release, defend, indemnify and hold CLIENT harmless from any and all potential liabilities, losses or damages (including penalties, costs, attorney fees and liability to third parties) resulting from, related to or arising out of any claim, action, suit or proceeding against CLIENT related to the wrongful or negligent conduct or performance, or failure of TRINET to comply with or perform its obligations and duties under this AGREEMENT, including violations of any federal, state, or local statutes, laws, or regulations. This duty to hold harmless will extend beyond the term of this AGREEMENT for events occurring within the term of this AGREEMENT.

B. Excepting events for which TRINET has specifically assumed sole responsibility under this AGREEMENT, CLIENT agrees to release, defend, indemnify and hold TRINET harmless from any and all potential liabilities, losses or damages (including penalties, costs, attorney fees and liability to third parties) resulting from, related to or arising out of any claim, action, suit or proceeding against TRINET which is in any way related to CLIENT's performance under this AGREEMENT or to the actions of any EMPLOYEE , including violations of any federal, state, or local statutes, laws, or regulations. This duty to hold harmless will extend beyond the term of this AGREEMENT for events occurring within the term of this AGREEMENT.

                    VI. TERM AND TERMINATION OF AGREEMENT.

A. This AGREEMENT is effective on the date shown on Exhibit A for the term indicated in the ADDENDUM, subject to automatic continuous renewals unless terminated by either party with thirty (30) days written notice. After notice such termination will be effective at the end of the next calendar month. TRINET will charge a one time fee of $100 per EMPLOYEE if CLIENT fails to give 30 days written termination notice of this AGREEMENT.

TriNet Employer Group, Inc. Confidential and Proprietary

                         Subscriber Initials ______ TriNet Initials ______

B. DEFAULT. The breach or default of any material term or condition of this AGREEMENT by either party will cause its immediate termination, unless the non-breaching party rejects otherwise in writing. Notwithstanding same, the non-breaching party must provide immediate written notice of any material breach or default.

C. Both parties agree to meet all the obligations of this AGREEMENT until the effective date of its termination, and thereafter until any ongoing obligations are fulfilled.

                           VII. GENERAL PROVISIONS.

A. ENTIRE AGREEMENT. This AGREEMENT constitutes the entire agreement between the parties with respect to the subject matter and supersedes any and all agreements, whether oral or written, between the parties with respect to its subject matter. Failure by either party at any time to require performance by the other party or to claim a breach of any provision of this AGREEMENT will not be construed as a waiver of any subsequent breach nor affect the effectiveness of this AGREEMENT, nor any part thereof, nor prejudice either party as regards to any subsequent action.

B. MODIFICATION. This AGREEMENT may not be altered or amended except in writing. Such changes will become effective on the date designated when the written amendment is signed by CLIENT and TRINET.

C. SUCCESSORS. The provisions of this AGREEMENT will be binding upon and will inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns.

D. COUNTERPARTS. This AGREEMENT may be executed in several counterparts, each of which will be deemed an original, and such counterparts will together constitute but one and the same AGREEMENT, binding upon all the parties hereto, not withstanding that all the parties are not signatories to the original of the same counterpart.

E. HEADINGS. The headings of the paragraphs of this AGREEMENT are inserted solely for the convenience of reference, and in no way define, limit, extend or aid in the construction of the scope, extent or intent of this AGREEMENT or of any term or provision hereof.

F. SEVERABILITY. Should any term, warranty, covenant, condition, or provision of this AGREEMENT be held to be invalid or unenforceable, the balance of this AGREEMENT will remain in force and will stand as if the unenforceable part did not exist. In the event that any provision contained in this AGREEMENT is held unenforceable by a court of competent jurisdiction, the remaining provisions continue and, in the event that portion of any provision is held unenforceable, the remaining portion of such provision will nevertheless be carried into effect.

G. ENFORCEMENT. In the event that a dispute arises between the parties hereto relating to the terms of this AGREEMENT, either party may serve notice that it desires to have the dispute mediated by a mediator selected in accordance with the procedures of the Federal Mediation & Conciliation Service, or as agreed by the parties to the dispute. Once elected, the parties must allow a minimum of sixty (60) days to resolve the dispute though mediation in Alameda County, California. If the dispute is not resolved through mediation, either party to the dispute may elect to arbitrate the dispute. If the dispute is not resolved within thirty (30) days of such election, then the dispute will be resolved by a committee of arbitrators (one appointed by TRINET, one appointed by CLIENT, and one appointed by the two so appointed), The arbitrators will abide by the rules of the American Arbitration Association and their decision will be final and binding on both parties. Judgment may be obtained on the award in any court of competent jurisdiction.

H. CHOICE OF LAW. This AGREEMENT will be governed by and construed in accordance with the laws of the State of California and jurisdiction will rest with applicable California courts. Both parties acknowledge the personal jurisdiction of the courts in and for Alameda County, California and acknowledge and agree to service and service of process from the courts in and for Alameda County unless the parties mediate or arbitrate their dispute as provided above. The parties agree and hereby irrevocably submit any suit, action or proceeding arising out of or related to this AGREEMENT or any of the transactions contemplated by this AGREEMENT to the jurisdiction and venue of the United States District Court for the Northern District of California or the jurisdiction and venue of any court located in Alameda County and waive any and all objections to jurisdiction and venue.

I. ATTORNEY'S FEES. The prevailing party in any enforcement action arising in respect to this AGREEMENT shall be entitled to recover from the other party all costs of such enforcement action including, without limitation, attorney's fees, court costs, and related expenses.

J. WAIVER. The failure of any party to enforce at any time the provisions of this AGREEMENT will not be construed as a waiver of any provision or of the right of such party thereafter to enforce each and every provision of this AGREEMENT.

K. ASSIGNMENT. Neither party may assign this AGREEMENT or its rights and duties hereunder, without the prior written consent of the other party.

L. NOTICES. Any notice, request, demand, or other communication required or permitted hereunder will be deemed to be properly given when deposited in the United States Postal Service, postage prepaid, or when deposited with a public telegraph company, courier or overnight mail service for transmittal, charges prepaid and addressed:

     1. In the case of TRINET, to TRINET Employer Group, Inc., 101 Callan Avenue, Third Floor, San Leandro, CA 94577 or to such other person or address as TRINET may furnish to CLIENT.

     2. In the case of CLIENT, to the address shown on Exhibit B or to such other person or address that as CLIENT may furnish to TRINET.

TriNet Employer Group, Inc. Confidential and Proprietary

                         Subscriber Initials ______ TriNet Initials ______

                             TriNet Employer Group
                         SUBSCRIBER SERVICE ADDENDUM

                  I.  PROFESSIONAL EMPLOYER SERVICE AGREEMENT

A. As a Professional Employer Organization (PEO), TRINET agrees to assume from the SUBSCRIBER certain employer responsibilities and liabilities defined in this AGREEMENT and limited by the indemnification provisions herein. TRINET therefore reserves the right to hire on our payroll, determine compensation and benefits, assign, remove, and terminate EMPLOYEES , as defined below, with reasonable notice to SUBSCRIBER.

B. TRINET RESPONSIBILITIES. TRINET is the employer of the EMPLOYEES serviced under this AGREEMENT for the following purposes and assumes full responsibility and liability for:

     1. Paying wages, as reported by SUBSCRIBER, through TRINET'S payroll.

     2. Administering and paying payroll taxes, including federal, state and local income tax withholding, Social Security, federal and state unemployment taxes, and disability insurance.

     3. Obtaining coverage, enrolling EMPLOYEES , paying related premiums, and administering workers compensation insurance and EMPLOYEE benefit plans. Coverage under the plans is subject to applicable regulations, qualified plan documents, and the approval of plan providers.

     4. Maintaining required employment, payroll and benefit records, with the exception of EMPLOYEE records of hours worked which the SUBSCRIBER is responsible to verify and retain, and filing related reports required by regulatory agencies.

     5. Developing and maintaining standard personnel policies, forms, and procedures which meet regulatory requirements. TRINET will also assist SUBSCRIBER in modifying any SUBSCRIBER policies to conform to TRINET policies or regulatory requirements.

C. SUBSCRIBER RESPONSIBILITIES. SUBSCRIBER is the employer of the EMPLOYEES serviced under this AGREEMENT for the following purposes and acknowledges full responsibility and liability for:

     1. SUPERVISION. SUBSCRIBER agrees to be responsible for the day-to-day supervision, direction and control of EMPLOYEES . SUBSCRIBER will verify skills and references and determine employment eligibility of EMPLOYEES . In supervising EMPLOYEES , SUBSCRIBER agrees to follow the policies and procedures contained in TRINET's Subscriber Guidebook and EMPLOYEE Handbook, which may be revised from time to time with reasonable notice to SUBSCRIBER. TRINET assumes no responsibility for liabilities, losses, or damages resulting from SUBSCRIBER's failure to follow TRINET policies and procedures, to request or follow TRINET's EMPLOYEE relations guidance, or to properly supervise EMPLOYEES.

     2. TIME RECORDS. SUBSCRIBER agrees to maintain EMPLOYEE records of actual time worked and verify the accuracy of wages reported to and paid by TRINET.

     3. INCENTIVE STOCK OPTIONS. TRINET acknowledges that any individual assigned to SUBSCRIBER locations will be an EMPLOYEE of the SUBSCRIBER for the purposes of determining whether such persons are qualified to receive incentive stock options pursuant to the Internal Revenue Code and applicable law. TRINET agrees from time to time to take all actions, or to refrain from taking any action as may be permitted hereunder, in each case as may be deemed necessary or advisable by the SUBSCRIBER to ensure that such EMPLOYEES qualify to receive incentive stock options under the Internal Revenue Code or other applicable laws, As such, TRINET agrees that it will not grant stock options to any individual who renders services exclusively to a SUBSCRIBER.

     4. INTELLECTUAL PROPERTY. TRINET acknowledges that SUBSCRIBER may enter into an EMPLOYEE Invention Assignment and Confidentiality Agreement with any EMPLOYEE. Furthermore, the parties acknowledge that any EMPLOYEE will be an EMPLOYEE of SUBSCRIBER for the purpose of establishing rights to any and all inventions, including but not limited to, improvements, designs, original works of authorship, formulas, processes, compositions of matter, computer software programs, databases, mask works and trade secrets ("Inventions") made or conceived by such EMPLOYEE. SUBSCRIBER and TRINET further acknowledge and agree that all rights to any patent, patent application, copyright, mask works, trade secrets, or intellectual property or any interest in any Invention shall be unaffected by this AGREEMENT. Nothing about this AGREEMENT shall create in TRINET any such rights or interests in any Invention now or in the future.

     5. LICENSE REQUIREMENTS. If any EMPLOYEE performs duties subject to professional regulation or is required to be licensed or to be supervised by a licensed professional person or entity, SUBSCRIBER acknowledges sole responsibility for verifying such license or providing such required supervision. SUBSCRIBER acknowledges sole responsibility to exercise direction and control sufficient to ensure compliance with applicable licensing regulations and professional standards.

     6. RETIREMENT PLAN. SUBSCRIBER acknowledges that TRINET does not provide a retirement plan for EMPLOYEES . If SUBSCRIBER provides a retirement plan, the plan will be in SUBSCRIBER's name. TRINET's sole responsibility with respect to the plan will be to make necessary deductions from the paychecks of participating EMPLOYEES , to make calculations for employer contributions as defined by SUBSCRIBER, and to remit funds with supporting data to the administrator appointed by the SUBSCRIBER. SUBSCRIBER agrees to provide TRINET with appropriate documentation supporting each participating EMPLOYEE 's consent to the deduction and the amount of any SUBSCRIBER contribution. SUBSCRIBER specifically acknowledges that SUBSCRIBER, and SUBSCRIBER alone, is responsible for any SUBSCRIBER-sponsored plan's compliance with applicable laws, statues, and regulations, including participation standards and non-discrimination testing and compliance. SUBSCRIBER further acknowledges its sole fiduciary responsibility for the plan.

     7. ACCRUED BENEFITS, SUBSCRIBER agrees to pay for any benefits earned but not paid to or for EMPLOYEES upon termination of their employment with TRINET, including (but not limited to) unused vacation leave and premiums payable for EMPLOYEE benefit plans through the of the month in which the EMPLOYEE was terminated.

     8. AMERICANS WITH DISABILITIES ACT (A.D.A.) SUBSCRIBER acknowledges sole responsibility for insuring that facilities where EMPLOYEES are assigned permit access to handicapped individuals. SUBSCRIBER acknowledges sole responsibility for providing reasonable accommodations required by the A.D.A. to any person who may be handicapped, disabled, or perceived as being handicapped or disabled. TRINET's sole responsibility with respect to A.D.A. is to provide information and guidance to assist SUBSCRIBER with compliance.

TriNet Employer Group, Inc. Confidential and Proprietary

                    Subscriber Initials  ______ TriNet Initials ______

     9. WARN ACT. SUBSCRIBER acknowledges sole responsibility for compliance with all requirements of the Worker Adjustment and mining Notification (WARN) Act. TRINET assumes no liability from the SUBSCRIBER in the event of an occurrence which triggers the Act, excluding any condition of SUBSCRIBER which could fit the definition of financial distress under the Act; the filing by SUBSCRIBER of any petition for reorganization or bankruptcy; or the closing by SUBSCRIBER of any facility or operation where EMPLOYEES are assigned or for which services are performed by EMPLOYEES. TRINET's sole responsibility with respect to WARN is to provide information and guidance to assist SUBSCRIBER with compliance.

     10. UNION ACTIVITIES. SUBSCRIBER agrees to immediately notify TRINET in the event SUBSCRIBER becomes aware of any union organizing activity at client's work site. This AGREEMENT does not provide for services related to union organizing drives, nor does it include an obligation on the part of TRINET to formulate SUBSCRIBER's response to union organizing activity. TRINET agrees to assist SUBSCRIBER as to any information related to EMPLOYEE wage histories or personnel records. SUBSCRIBER is obligated to comply with all requirements imposed under the National Labor Relations Act and the Labor Management Relations Act.

     11. INDEPENDENT CONTRACTORS. SUBSCRIBER agrees to disclose any separate agreements with Independent Contractors. Such agreements should include acknowledgment that the Independent Contractor is specifically excluded from any benefit under this agreement. SUBSCRIBER is solely responsible for ensuring that Independent Contractor arrangements are not construed or found to be employment, and agrees to indemnify TriNet if any Independent Contractor claims any benefit under this agreement.

     12. CONTRACT OR TEMPORARY EMPLOYEES. If SUBSCRIBER obtains temporary personnel from any temporary or contract staffing firm as such persons are specifically excluded from any benefit under this agreement. SUBSCRIBER agrees to: a) notify TriNet of such arrangements, b) verify that the staffing firm has workers compensation coverage; c) indemnifies TriNet if any contract or temporary EMPLOYEE claims any benefit under this agreement.

     13. PLACEMENT FEE. If SUBSCRIBER hires a TriNet corporate EMPLOYEE, SUBSCRIBER shall pay TriNet a placement fee of $25,000.

D. SHARED RESPONSIBILITIES. TRINET and SUBSCRIBER agree to share employer responsibility, as defined below, for:

     1. WORKPLACE SAFETY. Insofar as a dual employment relationship exists for the EMPLOYEES serviced under this AGREEMENT, this section describes the rights and duties of TRINET as the general or primary employer and SUBSCRIBER as the work site or secondary employer with regard to workers compensation insurance and workplace safety. Nothing contained in this AGREEMENT will relieve SUBSCRIBER of its obligations to maintain a safe work place.

     a. TRINET will be responsible for the following duties: maintain workers compensation insurance for all EMPLOYEES at SUBSCRIBER's location(s); develop a written safety plan; confirm that new EMPLOYEES receive necessary information and training about workplace safety; provide EMPLOYEES with information on reporting workplace safety hazards, unsafe work practices, and work-related injuries or losses; manage the administration of any and all claims for a work-related injury or illness; comply with federal or state regulations concerning reporting of claims; provide legally required notices for posting at SUBSCRIBER's location(s); take reasonable steps to monitor the SUBSCRIBER's compliance with written safety plans, policies, and procedures, and with federal or state safety regulations; take any and all reasonable steps to attempt to abate any safety violation which becomes known to TRINET.

     b. TRINET will have the following rights related to the duties listed above: inspect or arrange for safety inspection of SUBSCRIBER's premises and equipment; issue reasonable or legally required safety directives to increase the safety of SUBSCRIBER's work place or to abate work place hazards that become known to TRINET; be present to assist SUBSCRIBER if notified of an OSHA (or similar state agency) inspection; remove any EMPLOYEE from SUBSCRIBER's location if such EMPLOYEE is deemed by TRINET to be exposed to an imminent safety hazard which becomes known to TRINET; deny employment to or terminate any EMPLOYEE deemed by TRINET to present an unreasonable safety risk to other EMPLOYEES at a SUBSCRIBER's location. In no event will the exercise or the non-exercise of these rights, alone or in combination, affect the indemnifications contained in this AGREEMENT or the SUBSCRIBER's obligations to TRINET and the EMPLOYEES.

     c. SUBSCRIBER will have the following obligations regarding work place safety: train EMPLOYEES regarding the safe performance of their work, including personal protective equipment and handling or use of hazardous materials; take whatever steps are necessary to ensure EMPLOYEES comply with safety rules, regulations, policies, and procedures, and to maintain a safe work place; comply at SUBSCRIBER's own expense with all reasonable or legally required safety directives from TRINET, TRINET's workers compensation insurer, or any government agency having jurisdiction over work place health and safety; provide required personal protective equipment; maintain a list of known hazardous materials and Material Safety Data Sheets as required by law; comply with requirements documented in SUBSCRIBER's written safety plan; permit the safety inspection of SUBSCRIBER's workplace by TRINET or TRINET's workers compensation insurer or representatives; notify TRINET immediately in the event of any work-related injury, illness, or accident; send a copy to TRINET of any written notices regarding an OSHA (or similar state agency) inspection or citation; post notices provided by TRINET as required by law.

2. COBRA.

     a. SUBSCRIBER and TRINET will share employer responsibilities for the purpose of COBRA health care coverage continuation requirements under the Internal Revenue Code. If this AGREEMENT. is terminated for any reason, SUBSCRIBER will be solely responsible for replacing health care coverage for EMPLOYEES. If SUBSCRIBER fails to provide such health care coverage, TRINET will be obligated to extend continuation of TRINET's health care coverage for which SUBSCRIBER will pay TRINET a one-time fee of $500 per COBRA continuant. This fee does not apply to individual EMPLOYEE terminations which do not occur in the context of termination of this AGREEMENT.

     b. SUBSCRIBER further agrees to notify TRINET as soon as SUBSCRIBER becomes aware any of the following qualifying events which trigger COBRA eligibility for EMPLOYEES and their eligible family members: death, termination or reduction of hours, divorce or legal separation, Medicare entitlement, dependent child changing status, or bankruptcy of SUBSCRIBER. TRINET will be obligated to extend continuation of its health care coverage upon notice of such an event. SUBCRIBER's failure to notify TRINET upon becoming aware of a qualifying event will result SUBSCRIBER becoming liable for any and all costs or penalties that may be incurred by TRINET resulting from failure to offer continuation of age as required.

     c. TRINET assumes no responsibility for and can provide no coverage or services to any former EMPLOYEES of the SUBSCRIBER, or their dependents, to whom SUBSCRIBER has provided COBRA health care continuation coverage under its former health benefit plan.

TriNet Employer Group, Inc. Confidential and Proprietary

                         Subscriber Initials  ______ TriNet Initials ______

               II. ADDITIONAL WARRANTIES, TERMS, AND DEFINITIONS

C. ADDITIONAL TERMS AND DEFINITIONS.

     1.  SUBSCRIBER: The CLIENT organization named on Exhibit A.

     2. EMPLOYEE(S): Individuals serviced under this AGREEMENT and assigned to SUBSCRIBER for the purpose of providing the services or producing the products for which the SUBSCRIBER is in business. EMPLOYEES are paid under TRINET's payroll by TRINET (as general employer) and perform work for SUBSCRIBER (as special or work site employer) under the SUBSCRIBER's supervision. EMPLOYEES must comply with application procedures before being accepted as EMPLOYEES and eligible for any benefit under this AGREEMENT.

D. ADDITIONAL SUBSCRIBER WARRANTIES.

     1. There are no actual or potential liabilities of any kind for prior wages, taxes, benefits, or other obligations which may be owed to or for any EMPLOYER to be serviced by this AGREEMENT.

     2. There are no undisclosed claims, actual or potential, against the SUBSCRIBER involving unemployment, disability, workers compensation, benefits eligibility, wage and hour violations, OSHA or safety citations, unfair labor practices, wrongful termination, harassment, discrimination, or any other employment-related liabilities of any kind.

     3. There are no undisclosed collective bargaining agreements covering any EMPLOYEE at SUBSCRIBER's location(s) nor, to SUBSCRIBER's knowledge is there any current union organizing activity taking place.

     4. Any retirement plan SUBSCRIBER sponsors for EMPLOYEES complies with all applicable provisions of the Internal Revenue Code and ERISA regulations.

                       III. ADDITIONAL FEES AND PAYMENTS

E. SUBSCRIBER is required to maintain a PERFORMANCE ASSURANCE AGREEMENT (PAA) in the amount of one average invoice to guarantee performance of SUBSCRIBER's obligations under this AGREEMENT. The PAA may be funded with a cash security deposit to a trust account, or with acceptable non-cash alternatives including a letter of credit, liquid securities, or a surety bond. Cash security deposits will be returned when a non-cash alternative has been executed. Cash security deposits will be adjusted on SUBSCRIBER's regular invoice as SUBSCRIBER's average payroll changes. Non-cash alternatives must be increased upon notice. If you fail to pay TRINET any invoice when due, TRINET will apply the PAA to the amount due. In such circumstances, you must replenish the PAA to its previous level before the next payroll is due. TRINET will refund or release the PAA within thirty days after the effective date of termination of this AGREEMENT, provided no unfulfilled obligations are outstanding.

F. TRINET will invoice SUBSCRIBER on each regular or special payroll for the Service Fees and regular payroll charges specified on Exhibit A and TRINET's Schedule of Due Dates and Special Fees. In addition we will invoice any optional human resources services requested by SUBSCRIBER not included in your regular Service Fee, such as training, job descriptions, pre-employment, tests, etc.

G. Contribution rates for payroll taxes, workers compensation, and benefit plans are subject to change retroactively or without notice by regulators or plan providers. In such cases, TRINET shall notify the SUBSCRIBER as soon as TRINET learns of such changes, and SUBSCRIBER contribution rates will be changed on the effective date of such changes.

       V. ADDITIONAL INDEMNIFICATION AGREEMENTS AND INSURANCE PROVISIONS

C. AUTOMOBILE LIABILITY. TRINET assumes no liabilities which may arise out of the operation of any vehicle or any other equipment controlled, owned, operated, or maintained by or for the benefit of the SUBSCRIBER, or operated by any EMPLOYEE. SUBSCRIBER agrees to keep in full force and effect at all times during the term of this AGREEMENT comprehensive automobile liability insurance covering all owned, hired, and non-owned vehicles with a minimum limit of One Million Dollars ($1,000,000) per occurrence, and uninsured motorist insurance with a minimum combined single limit of Sixty Thousand Dollars ($60,000). SUBSCRIBER agrees to cause its insurance carrier to name TRINET as an additional named insured on SUBSCRIBER's policy. SUBSCRIBER will provide TRINET with certificate(s) of insurance evidencing such coverage and providing for thirty
(30) days' notice to TRINET in the event of cancellation. SUBSCRIBER agrees to file against such policy exclusively with respect to any claim for damages. SUBSCRIBER agrees to defend TRINET, or to cause its insurance carrier to defend TRINET, against any and all liabilities of any kind, including costs and attorneys fees, arising out of any such claim.

D. GENERAL LIABILITY. SUBSCRIBER is required for its own protection to secure all usual and customary forms of liability insurance that SUBSCRIBER would deem essential if the EMPLOYEES were the EMPLOYEES solely of SUBSCRIBER. EMPLOYEES will be deemed the EMPLOYEES of the SUBSCRIBER for the purposes of this insurance. Except as specifically defined under this AGREEMENT, TRINET assumes no liabilities which may arise out of the SUBSCRIBER's operations or the actions of EMPLOYEES . SUBSCRIBER agrees to keep in fall force and effect at all times during the term of this AGREEMENT, a comprehensive general liability insurance policy with a minimum combined single limit of One Million Dollars ($1,000,000) including bodily injury, property damage, completed operations, products liability, contractual liability, and personal injury liability. SUBSCRIBER agrees to cause its insurance carrier to name TRINET as an additional named insured on SUBSCRIBER's policy. SUBSCRIBER will provide TRINET with certificate(s) of insurance evidencing such coverage and providing for thirty
(30) days' notice to TRINET in the event of cancellation. SUBSCRIBER agrees to file against such policy exclusively with respect to any claim for damages. SUBSCRIBER agrees to defend TRINET, or to cause its insurance carrier to defend TRINET, against any and all liabilities of any kind, including costs and attorneys fees, arising out of any such claim.

TriNet Employer Group, Inc. Confidential and Proprietary

                         Subscriber Initials  ______ TriNet Initials ______

E. PROFESSIONAL LIABILITY. If usual and customary for the business conducted by the SUBSCRIBER, SUBSCRIBER agrees to keep in full force and effect at all times during the term of this AGREEMENT appropriate malpractice, errors and omissions, or professional liability insurance with a minimum limit of One Million Dollars (S1,000,000) covering the SUBSCRIBER and all EMPLOYEES. EMPLOYEES will be deemed the EMPLOYEES of the SUBSCRIBER for the purposes of this insurance. SUBSCRIBER agrees to cause its insurance carrier to name TRINET as an additional named insured on SUBSCRIBER's policy. SUBSCRIBER will provide TRINET with certificate(s) of insurance evidencing such coverage and providing for thirty
(30) days' notice to TRINET in the event of cancellation. SUBSCRIBER agrees to file against such policy exclusively with respect to any claim for damages. SUBSCRIBER agrees to defend TRINET, or to cause its insurance carrier to defend TRINET, against potential liabilities, losses or damages (including penalties, costs, attorney fees and liability to third parties) arising out of any claim involving professional liability or malpractice of any kind.

F. EMPLOYMENT PRACTICES LIABILITY. TRINET does not furnish insurance to the SUBSCRIBER for employment practices liability. In the event of a claim against the SUBSCRIBER alleging wrongful termination, harassment, discrimination, failure to accommodate, retaliation, or any other unlawful employment practice, SUBSCRIBER will immediately notify TRINET. TRINET will assist SUBSCRIBER in investigating and responding to such claim unless such claim arose out of the SUBSCRIBER's failure to follow TRINET policies, procedures, or guidance, in which case SUBSCRIBER shall hold TRINET harmless against any and all potential liabilities, losses or damages (including penalties, costs, attorney fees and liability to third parties). TRINET assumes no liability which may arise out of the SUBSCRIBER's independent management decisions, actions, or non-actions concerning EMPLOYEES.

G. EMPLOYEE DISHONESTY. TRINET does not furnish insurance to the SUBSCRIBER and assumes no responsibility for liabilities, losses, or damages resulting from EMPLOYEE dishonesty. If any EMPLOYEE is required to deal with confidential information, cash, or high value items when performing duties for the SUBSCRIBER, SUBSCRIBER acknowledges sole responsibility to maintain adequate supervision, procedures, and controls for such activities and to obtain such bonding or fidelity insurance as SUBSCRIBER would deem necessary if the EMPLOYEES were the EMPLOYEES solely of SUBSCRIBER.

H. SUBSCRIBER agrees to hold TRINET harmless and indemnify it against all claims for wages earned prior to this AGREEMENT by any and all EMPLOYEES. Any and all back wages awarded to an EMPLOYEE as a result of such claims will be paid by SUBSCRIBER and not TRINET, or if required to be paid by TRINET, SUBSCRIBER will reimburse TRINET for all costs or damages (including penalties, costs, attorney fees and liability to third parties).

                VI. ADDITIONAL TERM AND TERMINATION PROVISIONS

     The term of this AGREEMENT is one year, subject to continuous automatic renewals as specified in the General Agreement.

E. CLIENT agrees to pay TRINET for unpaid accrued benefits including (but not limited to) benefit plan premiums for all enrolled EMPLOYEES through the end of the month in which this AGREEMENT is terminated. CLIENT also agrees to fulfill the COBRA obligations defined under section I.D.2 above.

F. In the event of default on any payment required under this agreement, including, without limitation, timeliness, sufficiency, and good and clear funds, TRINET shall issue no payroll checks to any shareholder, owner, or officer who holds more than 5% of the SUBSCRIBER's outstanding shares, or any controlling person, which is defined as any person who had or should have had knowledge of SUBSCRIBER's financial condition, and was in a position to affect the incursion of any additional debt or in a position to impair or enable SUBSCRIBER's compliance with this AGREEMENT.


TriNet Employer Group, Inc. Confidential and Proprietary

                         Subscriber Initials  ______ TriNet Initials ______

                             TriNet Employer Group
                             FINANCIAL DISCLOSURES

COMPARING THE TOTAL COST OF OUR SERVICES:

When comparing the cost of TriNet's comprehensive services to the cost of other alternatives, consider the following: TriNet costs include: one-time set up fee to begin service; one-time enrollment fee for each new hire; administrative fees charged with each payroll; special fees for expediting services or optional services you request that are not included in your service level; risk management fees; cash security deposit (or alternative); differentials between your billing rate and our cost rate on certain employer contributions; fees for our Strategic Recruitment Services, if used; and the cost of the time of people on your staff who coordinate your communications with us.

Costs of other alternatives include: cost of your in-house human resources staff; cost of human resources consultants; cost of routine legal counsel on employment matters; cost of payroll service; the differential between the rates you would pay as an individual employer and TriNet's group rates for benefit plans and workers' compensation insurance; cost of obtaining and maintaining posters, forms, EMPLOYEE Handbooks, personnel files, and a Human Resource Information System; costs of alternative methods of recruitment; cost of accounting time to pay multiple vendors; and the cost of the time of people on your staff who coordinate communications with multiple vendors.

To facilitate an analysis of comparable costs, please request our detailed cost comparison worksheet (also available as an Excel spreadsheet).

INVOICE CATEGORIES:

Most subscribers choose our standard invoice format which provides summary totals for the following categories of charges billed per EMPLOYEE :

Gross Wages - total of salaries, bonuses, commissions, and other earnings including any Benefits Supplements or Benefits Allowances paid to all EMPLOYEES we service for you.

Employer Taxes and Contributions - total charges for employer services handled by TriNet, including charges for federal, state, and local payroll taxes; TriNet's administrative fees for services and risk management fees for transferring part of your employer liability to TriNet; miscellaneous charges such as enrollment fees for new hires.

Workers Compensation - total of your charges for workers compensation insurance.

Benefits - total of your contributions toward health, dental, and vision plans (unless you fund EMPLOYEE benefits with a Benefits
Supplement, which is part of Gross Wages) plus your costs for group life and disability and any contribution you make to a retirement plan.

You may also see itemized at the bottom of your invoice special fees such as express delivery charges, adjustments to your trust deposit or the cost of optional services that are not included in your service level,

BILLING PRACTICES:

Social Security and Medicare taxes:

We charge the federal rate for social security taxes up to the annual earnings limit for each EMPLOYEE , and for Medicare taxes, which do not have an earnings limit. Your charges will not match EMPLOYEE tax deductions when their taxable wages are reduced by pre-tax earnings.

Unemployment taxes:

We charge the federal rate for federal unemployment taxes (FUTA) up to the earnings limit, In states which also have state unemployment taxes (SUI), we normally charge the standard rate for a new or unrated company, up to the earnings limit. In some states, your charges may be based on your individual experience rating.

Workers compensation insurance:

We normally charge the "manual rates" established by your state for new companies with your industry classification. However, in some states, your rates may be subject to adjustment based on your company's individual experience rating or other regulatory provisions.


TriNet Employer Group, Inc. Confidential and Proprietary

                         Subscriber Initials  ______ TriNet Initials ______

                    SCHEDULE OF DUE DATES AND SPECIAL FEES

REGULAR PAYROLL:
Your payroll worksheet is due at TriNet before 10 am. 3 days before the check date. Please refer to "Your Payroll Schedule, available from your Payroll Coordinator.
     Expediting fee for late payroll report                                                $   75
     Expediting fee for late changes to payroll, each change                               $   15
     Expediting fee for pay change reported less than 7 days before check date             $   15
     Overnight delivery to your main location                                           No charge
     Overnight delivery to additional locations, each location                             $   10

SPECIAL CHECKS:

     Expediting fee for replacing lost or misplaced check                                  $   15
     Bank Stop Payment Fee for lost/misplaced check                                        $   10
     Expediting fee for unscheduled check                                                  $   15
     Overnight delivery                                                                    $   10
     Special fee for reviewing relocation or other taxable fringe benefits                 $   50

NEW HIRES:

Report new hires to TriNet on or before the EMPLOYEE 'S first day of work using our Pre-Hire Worksheet, the W4, and 1-9 forms. TriNet cannot add EMPLOYEES to our payroll without these documents.

If we do not receive them within three days of your hire date, TriNet's hire
----------------------------------------------------------------------------
date (and benefits start date) will be the date we receive the documents.
-------------------------------------------------------------------------

     Expediting fee for each new hire not reported within 3 days of hire                   $   15
     Special fee for criminal record searches, each courthouse checked                     $   25
     Special fee for background checks (Credit, DMV, Educational, Licenses, etc.)          $   25
     Special fee for drug screening                                                        $  100
     Special fee for foreign nationals working in the U.S. per year                        $  150
     Special fee for U.S. citizens working abroad per year                                 $  300
     Special fee for local nationals working abroad per instance                              TBD

TERMINATIONS:

Most states require payment of all accrued earnings on the EMPLOYEE 's last work day. Report termination information to TriNet at least three days before last work day.
     Termination checks, with 3 days lead time                                          No charge
     Expediting fee for termination checks with less than 3 days lead time                 $   15
     Overnight delivery                                                                    $   10

SPECIAL MANAGEMENT REPORTS:

TriNet offers a wide variety of scheduled management reports each payday, quarterly, and annually, most at no extra charge, We can also custom-design reports to your specifications. Discuss your needs with your payroll coordinator or your human resource steam.
     Expediting fee for unscheduled management reports                                     $   75
     Overnight delivery                                                                    $   10
     Special fee for custom management report design, minimum                              $  380

SPECIAL FEES FOR RETIREMENT PLANS:

TriNet will process your payroll deductions, payments to your administrator, and provide standard reports at no extra charge.
     Set up fee for retirement plan, preferred administrator                            No charge
     Set up fee for retirement plans, non-preferred administrator                          $1,000
     Special remittance or report requirements                                      Request quote

                          TriNet Employer Group, Inc.

                      ELECTRONIC FUNDS TRANSFER AGREEMENT

Subscriber: SupplierMarket.com

Subscriber's Bank Name: ____________________________________________________

Bank Address: ____________________________________________________

Account Number: ____________________________________________________


1. This AGREEMENT authorizes TRINET to charge, through electronic funds transfer and/or Automated Clearing House (ACH), the checking account indicated above subject to the following restrictions and procedures:

     a. At the close of a payroll period SUBSCRIBER will report to TRINET the hours and/or earnings for which EMPLOYEES are to be paid through TRINET'S payroll.

     b. TRINET will process payroll based upon the reported hours/earnings and prepare an invoice of charges. The invoice total will be communicated to SUBSCRIBER by phone, FAX or E-mail at least two days prior to the effective date that pay checks are to be issued. At the time the amount of the invoice is communicated by TRINET, SUBSCRIBER may request additional detail on breakdown of the charges but such request will not delay the initiation of a funds transfer for SUBSCRIBER to pay TRINET's invoice unless such a delay is approved by TRINET.

     c. TRINET Will be authorized to charge SUBSCRIBER's designated account for the invoice total the day prior to the effective date that pay checks are to be issued. TRINET will also initiate direct deposits to individual EMPLOYEE bank accounts as authorized by the EMPLOYEE.

     d. The amount of TRINET'S charge to SUBSCRIBER's designated account is limited to the invoice total that has been communicated in advance by TRINET.

2. SUBSCRIBER reserves the right to revoke this AGREEMENT with 15 days written notice. However, revocation of this AGREEMENT may result in the termination of direct deposit privileges for EMPLOYEES of SUBSCRIBER, and may, at TRINET'S option, be considered cause to terminate delivery of any further services to SUBSCRIBER.

Authorized Signature and Title

Name: Patrick Mullein


___________________________________________ Date __________________

____   Voided check must be attached

                          TriNet Employer Group, Inc.

                        PERFORMANCE ASSURANCE AGREEMENT

This agreement is made by and between TRINET Employer Group, Inc (TRINET), Sanwa Bank of California (TRUSTEE), and the SUBSCRIBER set forth on the following page.

A. TRINET provides services to SUBSCRIBER on an ongoing basis under a separate agreement. Under the terms of that agreement, SUBSCRIBER is required to pay to TRINET a service fee which represents the cost of providing employer services.

B. TRINET requires that SUBSCRIBER place an amount equal to one typical pay period's service fee on deposit to secure SUBSCRIBER's performance under the service agreement.

C. SUBSCRIBER desires to place funds representing the prepayment with TRUSTEE to be held in trust for the sole purpose of securing the performance of its obligations under that service agreement. NOW THEREFORE:

          1. TRANSFER OF FUNDS. SUBSCRIBER hereby places the sum set forth on the following page with TRUSTEE and TRUSTEE accepts the deposit for the purposes of this trust.

          2. DISTRIBUTION OF TRUST FUND EARNINGS. The trust fund principal will be held by the TRUSTEE for the sole purpose of securing the obligations of SUBSCRIBER(s) under a separate service agreement. TRINET will at all times be entitled to receive on demand all accumulated interest and earnings from such principal sums. At the request of TRINET, TRUSTEE will periodically distribute to TRINET the accumulated interest on earnings. However, no distribution of trust fund earnings or accumulated interest will be made if such distribution would cause the market value of the trust fund to fall below one hundred percent (100%) of the dollar amount of the trust fund deposits made by SUBSCRIBER(s).

          3. DISTRIBUTION OF TRUST FUND DEPOSITS. Upon receipt of written instructions from TRINET, TRUSTEE will disburse the trust fund deposits of SUBSCRIBER(s) as follows:

          (a) Disbursement to SUBSCRIBER(s) may be made immediately upon receipt of such instructions.

          (b) Disbursement to TRINET maybe made ten (10) days after written notice of the proposed disbursement given to SUB SCRIBER(s) by TRUSTEE.

          4. TERMINATION OF TRUST. Upon disbursement of the trust fund deposit made by SUBSCRIBER(s) either to TRINET or to SUBSCRIBER(s), this agreement will terminate with respect to SUBSCRIBER(S). The trust will continue with respect to all other SUBSCRIBER(s) who are parties to this agreement, TRINET and TRUSTEE until all SUBSCRIBER(s) accounts have been disbursed.

          5. POWERS OF THE TRUSTEE. The TRUSTEE will have the power to do all of the following:

          (a) To sell or otherwise dispose of any investment and to reinvest the proceeds or any part of the proceeds during the life of this trust, subject to the limitations set forth in paragraph 6 below.

          (b) In all respects to sell, convey, and generally to deal with the trust as if the TRUSTEE was the owner of the trust property, and to execute any and all documents and take any and all action not inconsistent with the provisions of the agreement.

          6. INVESTMENT OF THE TRUST FUNDS. TRUSTEE is authorized to invest the trust funds in any of the following:

          .      TRUSTEE common Trust Funds.
          .      Certificates of Deposits insured by FDIC or FSLIC.
          .      Securities of the Federal Government.

          TRUSTEE will make investments upon receipt of written instructions from TRINET. If no instructions have been received by TRUSTEE, then funds will be invested in TRUSTEE's most liquid Common Trust Fund.

          7. GENERAL OBLIGATIONS OF TRUSTEE. The TRUSTEE will have no duty to inquire into the terms or provisions of this agreement or other agreements between SUBSCRIBER(s) and TRINET. TRUSTEE's duties are purely ministerial in nature and TRUSTEE will incur no liability whatsoever except for willful misconduct or negligence so long as it has acted in good faith.

          8. NOTICE. The TRUSTEE will be deemed conclusively to have given and delivered any notice required under this agreement if the same notice is in writing and mailed postage prepaid to SUBSCRIBER(s) or TRINETat the address set forth in Exhibit A.

          9. REMOVAL OR RESIGNATION OF TRUSTEE. The TRUSTEE may at any time resign by giving notice to all parties to this agreement and delivering to the person who will be named by TRINET as successor TRUSTEE to economically administer the trust. TRINET may elect to remove TRUSTEE at any time for any reason provided that SUBSCRIBER(s) have been notified of the TRUSTEE successor.

          10. COMPENSATION OF TRUSTEE. TRUSTEE will be paid by TriNET according to TRUSTEE's customary fee schedule.

          11. CALIFORNIA LAW. This agreement will be interpreted under the laws of the State of California.

The following SUBSCRMER(s) is added to the Trust Agreement between TRINET Employer Group, Inc. (TRINET) and Sanwa Bank of California.

SUBSCRIBER(s) affirms that they have read the trust agreement on the prior page and agree to be bound by its terms.

SUBSCRIBER: Name of Business: SupplierMarket.com

Initial Deposit Amount:  $TBD

Approved by: Jon Burgstone

         Signature:  /s/ Jon Burgstone
                     -------------------------

         Date:    July 1, 1999
                  ----------------------------


TriNet Employer Group, Inc.

Approved by: Douglas P. Devlin, Chief Financial Officer

         Signature: /s/ Douglas P. Devlin
                    ----------------------------------

         Date: August 17, 1999
               ---------------------------------------


TRUSTEE:  Sanwa Bank of California
          3396 Castro Valley Blvd.
          Castro Valley, California 94546

                          TriNet Employer Group, Inc.

                                   GUARANTEE

TriNet Employer Group is proud of its EMPLOYEES , its services and the reputation it enjoys with its many satisfied subscribers.

To make your decision to enroll with TriNet an easy one, we are pleased to guarantee your satisfaction as follows.

The first 60 days you use our services will be considered a trial period. At any time up to the end of the trial period, you may cancel our services under the terms of the Subscriber Services Agreement and receive a full refund of all administrative fees collected by TriNet from the start of the Agreement.

YOUR 60 DAY TRIAL PERIOD ENDS   ______________________________